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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
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
                                                 For Nine Months Ended September 30,

                                                        2001             2000
                                                      --------         --------
Net Income                                            $ 24,592         $ 24,208

Computation of average
  shares outstanding

           Shares outstanding at
           beginning of year                            19,768           19,769

           Shares issued pursuant
           to Interbancorp, Inc. merger                    609               --

           Shares redeemed under stock
           repurchase program                             (152)             (73)

           Shares issued under stock
           compensation plan (averaged)                     18               --

           Shares issued during the
           year times average time
           outstanding during the year                      67               38
                                                      --------         --------

Average basic shares outstanding                        20,310           19,734
                                                      --------         --------

Dilutive shares                                            158               90
                                                      --------         --------

Average diluted shares outstanding                      20,468           19,824
                                                      --------         --------

Basic earnings per share                              $   1.21         $   1.23
                                                      ========         ========

Diluted earnings per share                            $   1.20         $   1.22
                                                      ========         ========



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